Exhibit 10.106

Security Agreement

This Security Agreement (this “Agreement”), is made on November 21, 2023 and effective as of September 21, 2023 (the “Effective Date”), by and among Hall of Fame Resort & Entertainment Company, a Delaware corporation (“HOFRECo”), and HOF Village Newco, LLC, a Delaware limited liability company (“Newco”), on their own behalf and on behalf of their affiliates and subsidiaries (collectively, “Grantor”), and CH Capital Lending, LLC, a Delaware limited liability company (“Lender”).

RECITALS:

A. Newco subsidiaries HOF Village Retail I, LLC, a Delaware limited liability company (“Retail I”), HOF Village Retail II, LLC, a Delaware limited liability company (“Retail II”) and The Huntington National Bank (“HNB”) entered into that certain Loan Agreement dated September 27, 2022, as amended by (i) that certain Joinder and First Amendment to Loan Agreement entered into by and between Borrower and Lender dated September 21, 2023, (ii) that that certain letter agreement by and between Borrower and Lender dated September 21, 2023 (“Letter Agreement”), (iii) that certain Second Amendment to Loan Agreement by and between Borrower and Lender dated October 6, 2023, (iv) that certain Third Amendment to Loan Agreement by and between Borrower and Lender dated October 16, 2023, and (v) that certain Fourth Amendment to Loan Agreement by and between Borrower and Lender dated November 21, 2023, effective as of September 21, 2023 (collectively, the “Retail Loan Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Retail Loan Agreement.

B. Grantor, along with Newco subsidiary HOF Village Youth Fields, LLC, a Delaware limited liability company (“Youth Fields”) entered into the following secured instruments (collectively, the “Existing IRG Debt Instruments”):

(1) that certain Term Loan Agreement (as amended or modified from time to time, including by amendment Number 8, dated effective as of November 7, 2022), dated as of December 1, 2020, by and between HOF Village Newco, LLC, a Delaware limited liability company, together with certain other affiliates (collectively, “Borrower”), and Aquarian Credit Funding LLC, as assigned to CH Capital Lending, LLC, a Delaware limited liability company, on March 1, 2022, and all agreements, instruments, and promissory notes executed in connection with such Term Loan Agreement, including that certain Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022;

(2) that certain Joinder and First Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from Borrower to CH Capital Lending, LLC, a Delaware limited liability company;

(3) that certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from Borrower to IRG, LLC, a Nevada limited liability company;

(4) that certain Joinder and Second Amended and Restated Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from Borrower to JKP Financial, LLC, a Delaware limited liability company;

(5) that certain Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from Borrower to JKP Financial, LLC, a Delaware limited liability company; and

(6) that certain Secured Cognovit Promissory Note, dated effective as of November 7, 2022, from Borrower to Midwest Lender Fund, LLC, a Delaware limited liability company.

C. Under Section 4 of each of the respective Existing IRG Debt Instruments, the following covenant was made by HOFRECo, Newco, and Youth Fields effective as of November 7, 2022: “In addition to the foregoing, Borrower hereby agrees to pay to Lender and to the holders of the Other Secured Instruments (to be allocated among Lender and the holders of the Other Secured Instruments in such manner as they shall determine) twenty-five percent (25%) of all contractual dispute cash settlements received by Borrower (net of any collection-related expenses incurred by Borrower) with respect to existing contractual disputes in settlement discussions/arbitration. Any such payments shall be credited first against accrued interest and other charges, and then against principal, under this Note and the Other Secured Instruments.”

D. Newco entered into that certain Prepaid Forward Purchase Agreement dated as of June 26, 2023 with SC230063, LLC (“PFP Agreement”) related to contractual dispute litigation between Johnson Controls International PLC and/or its subsidiaries (collectively, “Johnson Controls”) and Newco (“JCI Litigation”).

E. The Section 4 of each of the respective Existing IRG Debt Instruments reference to “with respect to existing contractual disputes in settlement discussions/arbitration” refers to the JCI Litigation.

F. As the Existing IRG Debt Instruments predated the PFP Agreement, upon request of SC230063, LLC and for the purpose of clarifying the interests to the proceeds from the JCI Litigation, that certain Consent, Partial Release and Subordination Agreement dated May 9, 2023 was executed and delivered by Newco, CH Capital Lending, LLC, IRG, LLC, Midwest Lender Fund, LLC, and JKP Financial, LLC, in favor of SC230063, LLC.

G. Pursuant to the Letter Agreement (as defined in Recital A), HOFRECo, Retail I, Retail II and Lender agreed to amend the Retail Loan Agreement to add the following collateral upon obtaining the Lender Subordination (as defined therein): “(n) the rights of HOFRECo and its affiliates and subsidiaries in and to (a) any judgment obtained by or granted to them against Johnson Controls International PLC and/or its subsidiaries (collectively, “Johnson Controls”), (b) any settlement proceeds received or to be received by them from Johnson Controls, and (c) the proceeds arising out of any of the foregoing (collectively, the “JCI Funds”).”

H. As required by the Letter Agreement, the Lender Subordination was obtained and executed by, among others, HOFRECo, Newco, Lender and SC230063, LLC.

I. The parties wish to clarify their respective rights and obligations concerning the financial and security interests in the JCI Litigation and the JCI Funds.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Grantor agree, effective as of the Effective Date, as follows:

1. Definitions.

a. “Collateral” means the rights of Grantor and its affiliates and subsidiaries in and to the JCI Funds as described in Recital G.

b. “Obligations” shall mean all amounts owed by Grantor to Lender as provided in the Retail Loan Agreement and the Loan Documents (as defined therein).

c. “Subordination Agreements” means (i) that certain Consent, Partial Release and Subordination Agreement dated May 9, 2023 executed and delivered by Newco, CH Capital Lending, LLC, IRG, LLC, Midwest Lender Fund, LLC, JKP Financial, LLC, in favor of SC230063, LLC, as the same may be amended, restated, or otherwise modified, and (ii) that certain Consent to Subordinated Lien dated November 21, 2023 executed and delivered by, among others, HOFRECo, Newco and CH Capital Lending LLC, in favor of SC230063, LLC, as the same may be amended, restated, or otherwise modified.

2. Grant of Security Interest. As collateral security for the prompt and unconditional payment and performance of the Obligations, Grantor does hereby grant to Lender a security interest in all of such Grantor’s right, title, and interest in and to the Collateral.

3. Representations and Warranties.

Grantor represents and warrants:

a. Grantor is duly organized, validly existing, and in good standing under the laws of each jurisdiction in which it transacts business and has the power, authority, and legal right to enter into this Agreement and to grant to Lender the security interest in the Collateral. The execution, delivery, and performance of this Agreement and any instruments or documents executed and delivered by Grantor herewith, and the grant of the security interest in the Collateral to Lender pursuant to the terms hereof, are not in contravention of law or the terms of the Grantor’s organizational and governing documents, including but without limitation, Certificates of Incorporation, By-Laws, or any indenture, contract, or agreement to which Grantor is a party or by which it is bound. This Agreement, when executed and delivered, will constitute a legal, authorized, valid, and binding obligation of Grantor enforceable in accordance with its terms;

b. Grantor is the sole owner of the Collateral, free of any liens, security interests, claims, or other encumbrances of any kind except as granted herein and as described and acknowledged in the Subordination Agreements; and

c. Grantor authorized Lender to file a UCC-1 Financing Statement or a UCC-3 amendment to an existing Financing Statement to evidence the granting of the security interest to Lender in the foregoing Collateral.

4. Grantor’s Covenants.

Grantor shall:

a. Pay and perform all the Obligations according to their terms;

b. Promptly deliver to Lender at its reasonable written request such information as Lender may request relating to the Collateral;

c. Promptly notify Lender of the occurrence of any event which could materially and adversely affect the security interest of Lender in the Collateral;

d. Keep the Collateral free of all liens except those described and acknowledged in the Subordination Agreements; and

e. Except as permitted pursuant to the Subordination Agreement, not sell, transfer, or otherwise dispose of a material portion of the Collateral or any interest therein.

5. Defaults.

Each of the following shall be a default under this Agreement (hereinafter “Default”):

a. Breach of any representation or warranty contained in this Agreement or the Note beyond all applicable notice and cure periods;

b. Default in the performance of any provision of this Agreement or the Note beyond all applicable notice and cure periods; or

c. If Grantor shall dissolve or otherwise terminate its existence in its form as of the date hereof; have a custodian, receiver or agent appointed or authorized to take charge of its assets; make an assignment for the benefit of any creditors; be subject to the commencement of any proceeding in bankruptcy or under other insolvency laws.

6. Rights and Remedies of Lender.

In each case to the extent permitted pursuant to the Subordination Agreements, Lender shall have the following rights:

a. In addition to the rights and remedies granted to Lender herein, Lender shall at all times have the rights and remedies of a secured party under the Code;

b. Ater the occurrence and during the continuance of an Event of Default which remains uncured for thirty (30) days, Lender may:

(i) Declare all or any part of the Obligations due and payable;

(ii) Dispose of all or any part of the Collateral in such manner and upon such terms as Lender, in its reasonable discretion, shall determine. If notice of sale or disposition of Collateral is required, thirty (30) days notice to the Grantors of any intended sale or other disposition of the Collateral shall be deemed to be reasonable. Lender shall have the right to purchase the Collateral;

(iii) Endorse any note, draft, check, or other instrument for the payment of money and any other invoice, assignment, verification, notice, or other document with respect to the Collateral, as the attorney-in-fact for Grantor, with full power of substitution;

(iv) Accept and receive payment of, receipt for, or settle, compromise, or adjust any claim, suit, action, or proceeding with respect to the Collateral and give discharge, release, or full or partial acquittance therefor; or

(v) Defend any suit, action, or proceeding against the Grantors concerning the Collateral.

c. Lender may apply proceeds of the disposition of Collateral to the Obligations in any manner elected by Lender and permitted by the Code. Such application may include, without limitation, the reasonable attorneys’ fees and legal expenses incurred by Lender.

7. Miscellaneous.

a. All representations and warranties made herein or in the Note shall be continuous;

b. No provision hereof may be amended, modified, waived, or supplemented, except by a writing signed by the party to be charged thereby. No waiver by Lender of any Default shall be a waiver of any other Default;

c. All rights and remedies of Lender shall be cumulative and may be exercised at such times and in such order as Lender determines, and no delay or omission in exercising or enforcing any such right or remedy shall be a waiver thereof or preclude the exercise or enforcement thereof at a later time;

d. When the Obligations shall have been irrevocably paid in full and the Note terminated and not replaced by any other credit facility with Lender, this Agreement shall automatically terminate without any further action by Lender or Grantor. Lender shall promptly execute and deliver to Grantor appropriate releases with respect to the Collateral (including filing UCC-3 termination statements);

e. This Agreement shall be binding upon and shall be for the benefit of the parties hereto and their successors and assigns, as the case may be;

f. Except as expressly provided to the contrary herein, each section, part, term, or provision of this Agreement shall be considered severable, and if for any reason any section, part, term, or provision herein is determined to be invalid and contrary to or in conflict with any existing or future law or regulation by a court or governmental agency having valid jurisdiction, such determination shall not impair the operation of or have any other effect on other sections, parts, terms, or provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto, and said invalid sections, parts, terms, or provisions shall not be deemed to be a part of this Agreement;

g. Any notice required hereunder or under applicable Law shall be in writing and shall be deemed effective if either given as specified in the Note; and

h. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the Effective Date.

GRANTOR:

HALL OF FAME RESORT & ENTERTAINMENT COMPANY,
a Delaware corporation

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

HOF VILLAGE NEWCO,
a Delaware limited liability company

By:	/s/ Michael Crawford
Michael Crawford
President and Chief Executive Officer

LENDER:

CH CAPITAL LENDING, LLC, a Delaware limited liability company

By:	/s/ John A. Mase
Name:	John A. Mase
Title:	Chief Executive Officer